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                                                                      EXHIBIT 23
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           CONSENT OF ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26767) pertaining to the Greif Bros. Corporation 1996 Directors Stock Option Plan, (Form S-8 No. 333-26977) pertaining to the Greif Bros. Corporation Incentive Stock Option Plan, (Form S-8 No. 333-35048) pertaining to the Greif Bros. 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46134) pertaining to the Greif Bros. Corporation Production Associates 401(k) Retirement Plan and Trust, and (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust of our report dated May 10, 2001 with respect to the combined financial statements of the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. for the years ended December 31, 1999, 1998 and 1997 included in the Form 8-K/A of Greif Bros. Corporation, filed with the Securities and Exchange Commission on May 15, 2001.


                                                  /s/ Ernst & Young Accountants

Amsterdam, The Netherlands
May 15, 2001